Exhibit 10.1

WALGREENS BOOTS ALLIANCE, INC.

2013 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

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WALGREENS BOOTS ALLIANCE, INC.

2013 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Participant Name:  Stefano Pessina

Grant Date:  November 1, 2016 (the "Grant Date")

Performance Period:   Fiscal Years –  2017 - 2019 (the "Performance Period")

Shares Granted:  86,238

This document (referred to below as this “Agreement”) spells out the terms and conditions of the Performance Share Award (the “Award”) granted to you by Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), pursuant to the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above.  Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.  For purposes of this Agreement, "Employer" means the entity (the Company or the Affiliate) that employs you on the applicable date.  The Plan as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1.         Grant of Performance Shares.  Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you the target number of Performance Shares specified above (the "Performance Shares"), subject to the terms and conditions of the Plan and this Agreement.  This “target” number of shares is computed by dividing a target award dollar amount approved for you by the Committee by the average closing stock price of the Company’s common stock, par value US$.01 per share (“Stock”) for the last 30 trading days of the fiscal year preceding the Grant Date.

2.         Performance Measure. The number of Performance Shares earned at the end of the three-year Performance Period will vary depending on the degree to which cumulative adjusted earnings per share performance goals for the Performance Period, as established by the Committee, are met.

3.         Determination of Performance Shares Earned.  At the target levels, 100% of the Performance Shares will be earned.  At the threshold levels, 50% of the Performance Shares will be earned.  Below the threshold levels of performance, no Performance Shares are earned.  At the maximum levels or more, 150% of the Performance Shares will be earned.  Performance between minimum and target, and between target and maximum, will earn Performance Shares on a pro-rated basis between 50% and 100%, and 100% and 150%, respectively.

The amount earned will be calculated according to the following:

Performance	=	Target	X	Percent of Target

Shares Awarded		Performance Shares		Performance Shares Earned

4.         Disability or Death.  If during the Performance Period you have a Termination of Service by reason of Disability or death, then the number of Performance Shares earned (based on performance as of the end of the Performance Period) shall become vested at the end of the Performance Period.  Any Performance Shares becoming vested by reason of your Termination of Service by reason of Disability or death shall be paid at the same time Performance Shares are paid to other Participants.

5.         Retirement.  If prior to the 12-month anniversary of the Grant Date you have a Termination of Service by reason of retirement from the Company’s Board of Directors, as reasonably determined by the Committee, then the number of Performance Shares earned (based on performance as of the end of the Performance Period) will be prorated to reflect the portion of the Performance Period during which you remained employed by the Company.  Such prorated portion shall equal the number of Performance Shares that you would otherwise have earned, multiplied by a fraction equal to the number of full months of the Performance Period completed as of your Termination of Service, divided by the number of months in the Performance Period. If on or after the 12-month anniversary of the Grant Date, you have a Termination of Service by reason of retirement from the Company’s Board of Directors, as reasonably determined by the Committee, then the full number of Performance Shares earned (based on performance as of the end of the Performance Period) shall become vested at the end of the Performance Period.  Any Performance Shares becoming vested by reason of your retirement shall be paid at the same time Performance Shares are paid to other Participants.

6.         Termination of Service Following a Change in Control.  If during the Performance Period there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by your Employer other than for Cause (as defined in Section 7), then your earned Award shall equal your target number of Performance Shares, prorated to reflect the portion of the Performance Period during which you remained employed by the Company.  Such prorated portion shall equal your target number of Performance Shares, multiplied by a fraction equal to the number of full months of the Performance Period completed as of your Termination of Service, divided by the number of months in the Performance Period.  This prorated award will be settled in cash (subject to required tax withholdings) in accordance with Section 9.01(b) of the Plan within 45 days after your Termination of Service.  For purposes of this Section 6, a Termination of Service initiated by your Employer shall include a Termination of Employment for Good Reason under - and pursuant to the terms and conditions of – the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.

7.         Other Termination of Service. If during the Performance Period you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 4, 5 or 6 above, as determined by the Committee, then all of your Performance Shares shall be forfeited.  For purposes of this Agreement, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:

(a)        your commission of a felony or any crime of moral turpitude;

(b)       your dishonesty or material violation of standards of integrity in the course of fulfilling your duties to the Company or any Affiliate;

(c)        your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d)       your willful and deliberate failure to perform your duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e)       your failure to comply in any material respect with the United States ("U.S.") Foreign Corrupt Practices Act, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, the U.S. Sarbanes-Oxley Act of 2002, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the U.S. Truth in Negotiations Act, or any rules or regulations thereunder.

8.         Settlement of Earned Performance Shares. At the end of the Performance Period actual performance for the entire Performance Period shall be reviewed, and the amount of the earned Award shall be determined based on this performance and communicated to you.  Subject to the requirements of Section 12 below, the Company shall transfer to you one (1) share of Stock for each Performance Share earned at that time, net of any applicable tax withholding requirements in accordance with Section 9 below. The Performance Shares payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals.  Accordingly, the Performance Shares will be settled in shares of Stock no later than the 15th day of the third month following the end of the fiscal year of the Company (or if later, the calendar year) in which the Performance Shares are earned.

Notwithstanding the foregoing, if you are resident or employed outside of the U.S., the Company, in its sole discretion, may provide for the settlement of the Performance Shares in the form of:

(a)       a cash payment (in an amount equal to the Fair Market Value of the shares of Stock that corresponds with the number of earned Performance Shares) to the extent that settlement in shares of Stock (i) is prohibited under local law, (ii) would require you, the Company or an Affiliate to obtain the approval of any governmental or regulatory body in your country of residence (or country of employment, if different), (iii) would result in adverse tax consequences for you, the Company or an Affiliate or (iv) is administratively burdensome; or

(b)       shares of Stock, but require you to sell such shares of Stock immediately or within a specified period following your Termination of Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on your behalf).

9.         Responsibility for Taxes; Tax Withholding.

(a)        You acknowledge that, regardless of any action taken by the Company or your Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you ("Tax-Related Items"), is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer.  You further acknowledge that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends;  and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)       Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company, your Employer or its agent to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; (ii) withholding from proceeds of the sale of Stock acquired upon settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iii) withholding from the shares of Stock to be delivered upon settlement of the Award that number of shares of Stock having a Fair Market Value equal to (but not in excess of) the minimum amount required by law to be withheld.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory minimum withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding from the shares of Stock to be delivered upon settlement of the Award, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the earned Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

You agree to pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Stock (or cash payment) or the proceeds from the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.

10.       Nontransferability.  During the Performance Period and thereafter until shares of Stock are transferred to you in settlement thereof, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Performance Shares, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, or by will or by the laws of intestacy.

11.       Rights as Shareholder.  You shall have no rights as a shareholder of the Company with respect to the Performance Shares until such time as a certificate of stock for the shares of Stock issued in settlement of the Performance Shares has been issued to you or such shares of Stock have been recorded in your name in book entry form.  Except as provided in Section 17 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares of Stock for which the record date is prior to the date on which you become the holder of record thereof.  Anything herein to the contrary notwithstanding, if a law or any regulation of the U.S. Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

12.       Securities Laws. If a Registration Statement under the U.S. Securities Act of 1933, as amended, is not in effect with respect to the shares of Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares of Stock except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Stock may then be listed.

13.       Not a Public Offering.  If you are resident outside the U.S., the grant of the Performance Shares is not intended to be a public offering of securities in your country of residence (or country of employment, if different).  The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Performance Shares is not subject to the supervision of the local securities authorities.

14.       Insider Trading/Market Abuse Laws.  Your country of residence may have insider trading and/or market abuse laws that may affect your ability to acquire or sell shares of Stock under the Plan during such times you are considered to have "inside information" (as defined by the laws in your country).  These laws may be the same or different from any Company insider trading policy.  You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and you are advised to speak to your personal advisor on this matter.

15.       Repatriation; Compliance with Law.  If you are resident or employed outside the U.S., as a condition of the Award, you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of residence (and country of employment, if different).  In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in your country of residence (and country of employment, if different).  Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of residence and country of employment, if different).

16.       No Advice Regarding Grant.  No employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock underlying the Performance Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

17.       Change in Stock.  In the event of any change in the Stock, by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Stock, the number of the Performance Shares subject to this Award Agreement shall be equitably adjusted by the Committee.

18.       Nature of the Award.  In accepting the Award, you acknowledge, understand and agree that:

(a)        the Plan is established voluntarily by the Company, it is discretionary in nature and limited in duration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;

(b)        the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted in the past;

(c)        all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the Award, the number of shares of Stock subject to the Award, and the earning provisions applicable to the Award;

(d)        the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company, your Employer or an Affiliate, as applicable, to terminate your employment or service relationship;

(e)        you are voluntarily participating in the Plan;

(f)         the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;

(g)        the Award, the shares of Stock subject to the Award and the value of same, is an extraordinary item of compensation outside the scope of your employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)        the future value of the shares of Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

(i)         unless otherwise determined by the Committee in its sole discretion, a Termination of Service shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period;

(j)         no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, your Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k)        unless otherwise provided herein, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and

(l)         neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement of the Award.

19.       Committee Authority; Recoupment.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant.  Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

20.       Consent to Collection/Processing/Transfer of Personal Data.  Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company's grant of the Performance Shares and your participation in the Plan.  The collection, processing and transfer of personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan.  As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:

(a)        The Company and your Employer hold certain personal information about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social security, passport or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data").  Data may be provided by you or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and your Employer will process Data for the exclusive purpose of implementing, administering and managing your participation in the Plan.  Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (or country of employment, if different).  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.

(b)        The Company and your Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or your Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the shares of Stock on your behalf, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.

(c)        You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of Data, (iv) oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to the collection, processing or transfer of Data as provided hereunder (in which case, your Performance Shares will become null and void).  You may seek to exercise these rights by contacting your Human Resources manager or the Company's Human Resources Department, who may direct the matter to the applicable Company privacy official.

21.       Addendum to Agreement.  Notwithstanding any provision of this Agreement to the contrary, the Performance Shares shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as set forth in the addendum to this Agreement, attached hereto as Exhibit A (the “Addendum”).  Further, if you transfer your residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Performance Shares and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).  The Addendum shall constitute part of this Agreement.

22.       Additional Requirements.  The Company reserves the right to impose other requirements on the Performance Shares, any shares of Stock acquired pursuant to the Performance Shares and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Performance Shares and the Plan.  Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

23.       Amendment or Modification, Waiver.  Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

24.       Electronic Delivery.  The Company may, in its sole discretion, deliver by electronic means any documents related to the Award or your future participation in the Plan.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

25.       Governing Law and Jurisdiction.  This Agreement is governed by the substantive and procedural laws of the state of Illinois.  You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement without regard to any choice of law rules thereof which might apply the laws of any other jurisdiction.

26.       English Language.  If you are resident in a country where English is not an official language, you acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English.  If you have received this Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

27.       Conformity with Applicable Law.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

28.       Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.

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This Agreement contains highly sensitive and confidential information.  Please handle it accordingly.

Please read the attached Exhibit A.  Once you have read and understood this Agreement and Exhibit A, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and Exhibit A and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Award granted hereunder.

EXHIBIT A

ADDENDUM TO THE
WALGREENS BOOTS ALLIANCE, INC. 2013 OMNIBUS INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT

In addition to the terms of the Plan and the Agreement, the Award is subject to the following additional terms and conditions to the extent you reside and/or are employed in one of the countries addressed herein.  Pursuant to Section 21 of the Agreement, if you transfer your residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Performance Shares and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate your transfer).  All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

CHILE

Private Placement.  The following provision shall replace Section 13 of the Agreement:

The grant of the Performance Shares hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Grant Date, and this offer conforms to general ruling no. 336 of the Chilean superintendence of securities and insurance;

b)
The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean superintendence of securities and insurance, and therefore such securities are not subject to its oversight;

c)
The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the Chilean superintendence of securities and insurance; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)	La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de carácter general n° 336 de la superintendencia de valores y seguros chilena;

b)
La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la superintendencia de valores y seguros chilena, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

FRANCE

1.         Nature of Grant.  The Performance Shares are not granted under the French specific regime provided by Articles L225-197-1 and seq. of the French commercial code.

2.         Use of English Language.  You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

HONG KONG

1.         Form of Payment.  Notwithstanding any provision in the Agreement or Plan to the contrary, the Performance Shares shall be settled only in Shares (and not in cash).

2.         IMPORTANT NOTICE.  WARNING: The contents of the Agreement, this Addendum, the Plan, the Plan prospectus, the Plan administrative rules and all other materials pertaining to the Performance Shares and/or the Plan have not been reviewed by any regulatory authority in Hong Kong.  You are hereby advised to exercise caution in relation to the offer thereunder.  If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.

3.         Wages.  The Performance Shares and shares of Stock subject to the Performance Shares do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

MEXICO

1.         Commercial Relationship.  You expressly recognize that your participation in the Plan and the Company’s grant of the Performance Shares does not constitute an employment relationship between you and the Company.  You have been granted the Performance Shares as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs you, and the Company’s Affiliate in Mexico is your sole employer.  Based on the foregoing, you expressly recognize that (a) the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and the Company’s Affiliate in Mexico that employs you, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by the Company’s Affiliate in Mexico that employs you, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s Affiliate in Mexico that employs you.

2.         Extraordinary Item of Compensation.  You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum.  As such, you acknowledge and agree that the Company, in its sole discretion, may amend and/or discontinue your participation in the Plan at any time and without any liability.  The Award, the shares of Stock subject to the Award and the value of same is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Affiliate in Mexico that employs you.

MONACO

Use of English Language.  You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

NETHERLANDS

Exclusion of Claim.  You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Performance Shares, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Performance Shares.  Upon the grant of Performance Shares, you shall be deemed irrevocably to have waived any such entitlement.

ROMANIA

Voluntary Termination of Service.  For the sake of clarity, a voluntary Termination of Service shall include the situation where your employment contract is terminated by operation of law on the date you reach the standard retirement age and have completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award you an early-retirement pension of any type.

RUSSIA

1.         No Offering of Securities in Russia.  The grant of the Performance Shares is not intended to be an offering of securities within the territory of the Russian Federation, and you acknowledge and agree that you will be unable to make any subsequent sale of the shares of Stock acquired pursuant to the Performance Shares in the Russian Federation.

2.         Repatriation Requirements.  You agree to promptly repatriate the proceeds resulting from the sale of shares of Stock acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time shares of Stock are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws.

SPAIN

1.         Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement:

In accepting the Award, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Performance Shares under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis.  Consequently, you understand that the Performance Shares are granted on the assumption and condition that the Performance Shares and the shares of Stock acquired upon settlement of the Performance Shares shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Award shall be null and void.

Further, you understand and agree that the earning of the Performance Shares is expressly conditioned on your continued and active rendering of service, such that upon a Termination of Service, the Performance Shares may be forfeited effective on the date of your Termination of Service (unless otherwise specifically provided in Section 4, 5 or 6 of the Agreement).  This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause; (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) you terminate service due to a change of work location, duties or any other employment or contractual condition, (d) you terminate service due to a unilateral breach of contract by the Company or an Affiliate.  Consequently, upon a Termination of Service for any of the above reasons, you may automatically lose any rights to the Performance Shares as of the date of your Termination of Service, as described in the Plan and Agreement.

You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a Termination of Service on your Award.

2.         Termination for Cause.  “Cause” shall be defined as indicated in Section 7 of the Agreement, irrespective of whether the termination is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

UNITED KINGDOM

1.         Responsibility for Taxes; Tax Withholding.  The following provision supplements Section 9 of the Agreement:

If payment or withholding of the income tax due in connection with the Award is not made within ninety (90) days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to your Employer, effective as of the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or Employer may recover it at any time thereafter by any of the means referred to in Section 9 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for a loan to cover the income tax liability.  In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable.  You will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or your Employer (as applicable) the value of any employee NICs due on this additional benefit.

2.         Exclusion of Claim.  You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Performance Shares, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Performance Shares.  Upon the grant of the Performance Shares, you shall be deemed irrevocably to have waived any such entitlement.

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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Performance Share Award Agreement to which this Addendum is attached as Exhibit A, and I agree to the terms and conditions expressed in this Addendum.